UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2010
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33402	72-1252405
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          (a) On October 1, 2010, Trico Marine Services, Inc. (the “Company”) entered into an amendment (the “DIP Amendment”) to the Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), dated as of August 24, 2010, among the Company, certain guarantors, affiliates of certain funds managed by Tennenbaum Capital Partners, LLC (collectively, “Tennenbaum”), and Obsidian Agency Services, Inc., as agent. The DIP Amendment amends the DIP Credit Agreement by extending the October 1, 2010 deadline to October 20, 2010 for the entry of a final order authorizing borrowings thereunder to refinance the obligations under the Company’s prepetition Second Amended and Restated Credit Agreement dated as of June 11, 2010, as amended. The DIP Amendment also added covenants requiring the transfer of certain funds from Trico Supply AS (“Holdings”) to the Company and the delivery to the agent of letters of intent regarding the sales of certain vessels.
          (b) On October 1, 2010, Trico Shipping AS (“Trico Shipping”) entered into an amendment (the “First Amendment”) to the Priority Credit Agreement (the “Priority Credit Agreement”) by and among Trico Shipping, as borrower, Holdings and certain of the Company’s other wholly owned subsidiaries identified therein, as guarantors, Cantor Fitzgerald Securities, as administrative agent, and the lenders party thereto. The First Amendment amends the Priority Credit Agreement by (i) extending the termination date of the $7,000,000 Tranche B Term Loan commitment from October 1, 2010 to October 15, 2010 and (ii) extending the due date of the requirement that the Company and Holdings and the other guarantors adopt a plan, contemplating the restructuring of their indebtedness (an “Approved Restructuring Plan”), from October 1, 2010 to October 15, 2010. The Approved Restructuring Plan shall be approved by certain lenders.
     Relationships
          Tennenbaum is a lender under the Company’s Second Amended and Restated Credit Agreement dated as of June 11, 2010, as amended, the DIP Credit Agreement, Trico Shipping’s Credit Agreement dated as of October 30, 2009, as amended, and the Priority Credit Agreement. At present, certain lenders under the Priority Credit Agreement are holders of Trico Shipping’s 11 7/8% Senior Secured Notes.
          The preceding descriptions of the DIP Amendment and the First Amendment do not purport to be complete and are qualified in their entirety by reference to the copy of the DIP Amendment and the First Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are hereby incorporated by reference in this Item 1.01.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

10.1	—	Amendment No. 2 to Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated October 1, 2010, by and between the Company, the guarantors from time to time, the lenders from time to time and Obsidian Agency Services, Inc, as Agent.

10.2	—	First Amendment to Priority Credit Agreement, dated October 1, 2010, by and among Trico Shipping, as borrower, the guarantors party thereto, Cantor Fitzgerald Securities as agent, and the lenders party thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
          Certain statements and information in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the Company’s and its subsidiaries’ ability to continue as a going concern; (ii) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts that are critical to its operations; (iv) the potential adverse impact of the Company’s voluntary reorganization under Chapter 11 of Title 11 of the United States Code on its liquidity or results of operations; (v) the ability of the Company to attract, motivate and/or retain key executives and employees; (vi) the ability of the Company to attract and retain customers; (vii) Trico Shipping’s ability to comply with the terms of the Approved Budget; and (viii) other risks and factors regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.
          Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 7, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Brett Cenkus
	Name:	Brett Cenkus
	Title:	General Counsel and Secretary

EXHIBIT INDEX
          (d) Exhibits

10.1	—	Amendment No. 2 to Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated October 1, 2010, by and between the Company, the guarantors from time to time, the lenders from time to time and Obsidian Agency Services, Inc, as Agent.

10.2	—	First Amendment to Priority Credit Agreement, dated October 1, 2010, by and among Trico Shipping, as borrower, the guarantors party thereto, Cantor Fitzgerald Securities as agent, and the lenders party thereto.

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